EXHIBIT 5.01

                                BAKER & McKENZIE
                                Attorneys at Law

                            2300 Trammell Crow Center
                                2001 Ross Avenue
                               Dallas, Texas 75201

                                 April 10, 2002



Board of Directors
Transaction Systems Architects, Inc.
224 South 108th Avenue
Omaha, Nebraska  68154

         Re:      Transaction Systems Architects, Inc. (the "Company")

Ladies and Gentlemen:

         We have acted as your counsel in connection with the registration, on a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, of 100,000 shares of the Company's Class A Common Stock, $.005 par value per share (the "Stock"), to be issued by the Company at various times upon the exchange of preferred shares of TSA Exchangeco Limited, a Nova Scotia limited company, as described in the Registration Statement. We have reviewed the Registration Statement, the charter and by-laws of the Company, corporate proceedings of the Board of Directors relating to the issuance of the shares of Stock, and such other documents, corporate records and questions of law as we have deemed necessary to the rendering of the opinions expressed below.

         In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

         Based upon the foregoing, we are of the opinion that the 100,000 shares of Stock to be issued by the Company as described in the Registration Statement when issued and paid for in the manner contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable shares of Class A Common Stock of the Company.

         The opinion expressed above is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         This opinion letter may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, this firm does not thereby admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        BAKER & McKENZIE